注册商标使用许可合同

许可人：赵敏（简称甲方）

被许可人：三明华健生物工程有限公司（简称乙方）

经甲乙双方协商，达成协议如下：

1、甲方许可乙方自 2006 年 6 月 19 日至 2016 年 6 月 19 日在 肥料商品上使用甲方注册的第 5425649 号（申请号） 吉麦 商标；

2、乙方应付给甲方许可使用报酬人民币 500 元/年；

3、乙方可以于 2006 年 6 月 19 日至 2016 年 6 月 19 日内在 全国 地区使用上述注册商标；

4、甲方必须保证乙方在该地区内对该商标拥有专有使用权；

5、乙方须保证使用该商标的产品或服务符合国家质量标准。

本合同一式两份，双方各执一份。

甲　方：________（章戳）　　乙　方：________（章戳）

负责人：________（章戳）　　负责人：________（章戳）

签订时间：2006年 6月19日

签订地点：三明明都大厦